UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2005

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

BioMarin Pharmaceutical Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 5, 2005 (the “Form 8-K”), to amend and restate Item 9.01 and the Exhibit Index to the Form 8-K for the sole purpose of including as an exhibit the License Agreement, dated May 2, 2005, by and between the Company and Daiichi Suntory Pharma Co., Ltd. (the “Agreement”). The Agreement is attached hereto as Exhibit 10.1.

Item 1.01 Entry Into a Material Definitive Agreement.

In connection with a license agreement entered into on May 2, 2005, BioMarin Pharmaceutical Inc. (the “Company”) issued a press release on May 5, 2005 announcing that it has licensed from Daiichi Suntory Pharma Co., Ltd. the exclusive worldwide rights (excluding Japan) to certain patent applications for the use of tetrahydrobiopterin (6R–BH4) to treat endothelial dysfunction that causes vascular complications in diabetes, cardiovascular and other diseases. The Company’s press release issued on May 5, 2005 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Form Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit 10.1* – License Agreement, dated May 2, 2005, by and between Daiichi Suntory Pharma Co., Ltd. and BioMarin Pharmaceutical Inc. Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed pursuant to the Freedom of Information Act.

Exhibit 99.1** – Press Release dated May 5, 2005.

*	Filed herewith.
**	Filed with our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation
(Registrant)

Date: July 6, 2005
	By:	/s/ G. Eric Davis
G. Eric Davis Vice President, Corporate Counsel

EXHIBIT INDEX

Exhibit 10.1* – License Agreement, dated May 2, 2005, by and between Daiichi Suntory Pharma Co., Ltd. and BioMarin Pharmaceutical Inc. Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed pursuant to the Freedom of Information Act.

Exhibit 99.1** – Press Release dated May 5, 2005.

*	Filed herewith.
**	Filed with our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 5, 2005.